THE FAIRCHILD CORPORATION

                  Direct and Indirect Subsidiaries??
A10 Inc. [DE]
Aero International, Inc. [Ohio]
Aircraft Tire Corporation [DE]
Aviation Full Services (Hong Kong) Limited [Hong Kong]
Avilas, Inc. [DE]
Banner Aero (Australia) Pty, Ltd. [Australia]
Banner Aerospace Holding Company I, Inc.[DE]
Banner Aerospace Holding Company II, Inc.[DE]
Banner Aerospace, Inc. [DE]
Banner Aerospace Services, Inc. [Ohio]
Banner Aerospace-Singapore, Inc. [DE]
Banner Capital Ventures, Inc.[DE]
Banner Energy Corporation of Kentucky, Inc. [DE]
Banner Industrial Distribution, Inc.[DE]
Banner Industrial Products, Inc.[DE]
Banner Investments (U.K.) Limited [U.K.]
BP Herndon Aerospace, Inc. [Missouri]
Camloc (U.K.) Ltd. [U.K.]
BAR DE, Inc. [DE]
Camloc Holdings Inc. [DE]
Camloc (UK) Limited [UK]
Convac France S.A. [France]
DAC International, Inc. [TX]
Dallas Aerospace, Inc. [TX]
Discontinued Aircraft, Inc. [TX]
Discontinued Services, Inc. [DE]
Eurosim Componentes Mec??nicos de Seguran??a, Lda. [Portugal]
F. F. Handels GmbH [Germany]
Fairchild Arms International Limited [Ontario]
Fairchild Data Corporation [DE]
Fairchild Export Sales Corporation [Barbados]
Fairchild Fastener Group Ltd. [U.K.]
Fairchild Fasteners Corp.[DE]
Fairchild Fasteners Direct, Inc. [DE]
Fairchild Fasteners Direct oHG (GmbH & Co.) [Germany]
Fairchild Fasteners Europe--Camloc GmbH [Germany]
Fairchild Fasteners Europe--Simmonds S.A.R.L. [France]
Fairchild Fasteners Europe--VSD GmbH [Germany]
Fairchild Fasteners Germany GmbH [Germany]
Fairchild Finance Company [Republic of Ireland]
Fairchild France, Inc.[DE]
Fairchild Germany, Inc. [DE]
Fairchild Holding Corp. [DE]
Fairchild Retiree Medical Services, Inc. [DE]
Fairchild Technologies Europe Limited [U.K.]
Fairchild Technologies IP, Inc. [DE]
Fairchild Technologies Korea Limited [Korea]
Fairchild Technologies Optical Disc Equipment Group GmbH [Germany] Fairchild Technologies Semiconductor Equipment Group GmbH [Germany] Fairchild Technologies USA, Inc. [DE]
Fairchild Titanium Technologies, Inc.[DE]
Faircraft Sales Limited [DE]
GCCUS, Inc. [CA]
Georgetown Jet Center, Inc. [DE]
Gobble Gobble, Inc. [DE]
Jenkins Coal Dock Company, Inc.[DE]
JJS Limited [United Kingdom]
Kaynar Technologies Ltd. [UK
KT International Sales Corporation [Barbados]
K.T.I. Femipari Kft [Hungary]
M&M Machine & Tool Co. [DE]
Mairoll, Inc.  [DE]
Marcliff Corporation [DE]
Marson Creative Fastener, Inc. [DE]
Matrix Aviation, Inc. [KS]
M??caero SNC [France]
Meow, Inc. [DE]
Nasam Incorporated [CA]
Northking Insurance Company Limited [Bermuda]
Plymouth Leasing Company [DE]
Professional Aircraft Accessories, Inc. [FL]
Professional Aviation Associates, Inc. [GA]
Quack Quack, Inc. [DE]
Recoil Australia Holdings, Inc. [DE]
Recoil (Europe) Ltd. [UK]
Recoil Holdings, Inc. [DE]
Recoil Inc. [DE]
Recoil Limited [Thailand]
Recoil Marketing BVBA [Belgium]
Recoil Pte. Ltd. [Singapore]
Recoil Pty. [Australia]
Recycling Investments II, Inc. [DE]
Recycling Investments, Inc. [DE]
RHI Holdings, Inc.[DE]
Rooster, Inc. (The) [DE]
SCI de La Praz [France]
Simmonds Mecaero Fasteners, Inc.[DE]
Simmonds S.A. [France]
Snails, Inc. [DE]
SNEP SA [France]
Soci??t?? Nouvelle DEB SA [France]
Sovereign Air Limited [DE]
Suchomimous Terensis, Inc. [DE]
Technico SA [France]
Transfix S.A. [France]
VSI Holdings, Inc. [DE]
Warthog, Inc. [DE]
WIS LP, Ltd. [Bermuda]